Exhibit 99.1

TechPrecision Announces Termination of Agreement to Acquire Votaw Precision Technologies

Discloses Cleansing Information Provided in Connection with Abandoned Votaw Acquisition Financing

WESTMINSTER, MA / ACCESSWIRE / April 8, 2024 – TechPrecision Corporation (Nasdaq: TPCS) (“TechPrecision” or the “Company,” “we,” “us” or “our”) today announced the termination of the Stock Purchase Agreement (“SPA”) dated November 22, 2023, between TechPrecision and Doerfer Corporation (“Doerfer”) to acquire Votaw Precision Technologies, Inc. (“Votaw”).

Termination of SPA

On Tuesday April 2, 2024, Doerfer simultaneously notified us that it was terminating the SPA effective immediately and by separate term sheet offered to reinstate the SPA and extend the outside closing date in exchange for material concessions from the Company. After several days of negotiating the terms of the proposed reinstatement and extension, the Company and Doerfer failed to reach agreement and the SPA remains terminated.

Pursuant to Section 7.02(a) (“Termination Fee”), Doerfer is expecting the Company to issue 320,000 shares of TechPrecision to Doerfer. The Company is presently reviewing the situation.

Disclosure of Cleansing Information1

As part of the now terminated acquisition financing, we engaged in confidential discussions with potential investors under Non-Disclosure Agreements (“NDAs”) pursuant to which we agreed, limited to the extent necessary, to publicly disclose certain information including certain material non-public information (the “Cleansing Information”). We are now making the Cleansing Information to the public available as part of this press release. This Cleansing Information was based solely on certain information made available to the Company as of the date of the Cleansing Information and was not prepared with a view toward public disclosure. The Cleansing Information has not been updated since it was produced and neither we nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Information or undertakes any obligation to publicly update the Cleansing Information to reflect circumstances existing after the date when the Cleansing Information was prepared or conveyed or to reflect the occurrence of future events. All who read these documents should understand that circumstances and situations may, if they have not already changed, could and will likely change in the future and to take that into account. The Cleansing Information should not be relied upon by any party for any reason.

The Cleansing Information is available using the following link:

https://www.techprecision.com/upload/Investor_file/Cover_page.pdf

1 This press release and the Cleansing Information are for informational purposes only and shall not constitute, or form any part of, an offer to sell or a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is not permitted. The Cleansing Information includes EBITDA, a non-GAAP financial measure. Net (loss) income is the financial measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to EBITDA. We believe EBITDA provides our board of directors, management, and investors with a helpful measure for comparing our operating performance with the performance of other companies that have different financing and capital structures or tax rates. We also believe that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry, and is a measure contained in our debt covenants. However, while we consider EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. We obtained the industry and market data used throughout the Cleansing Information from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this Cleansing Information is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in our periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and STADCO, manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about the Company, please visit the corporate website at www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

Company Contact:	Investor Relations Contact:
Ms. Barbara Lilley	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone:646-536-7331
Tel: 978-883-5102	Email: brett@haydenir.com
Email: lilleyb@ranor.com
www.techprecision.com